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                                                                   EXHIBIT 4.3.5


                                    GUARANTEE

     For Value received, Experience Management LLC, Michigan limited liability company, hereby irrevocably, unconditionally guarantees on a senior basis to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guarantee were issued, of the principal of, premium (if any) and interest (and Liquidated Damages, if any) on such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XI of the Indenture. The Guaranty of the Security upon which this Guarantee is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security. The Guarantee is designated "Designated Senior Debt" for all purposes under the indenture governing the Issuers' 12% Senior Subordinated Notes due 2009.

     IN WITNESS WHEREOF, Experience Management LLC has caused this Guarantee to be duly executed on this 27th day of May, 1999.


                                  EXPERIENCE MANAGEMENT LLC


                                  By: /s/ JAMES E. BUTLER
                                      -----------------------------------------
                                      James E. Butler, Executive Vice President

Attest:  /s/ A. JAMES SCHUTZ
         -------------------------------
         A. James Schutz, Vice Chairman


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Guarantees described in Article XI of the Indenture.


                                  THE HUNTINGTON NATIONAL BANK,
                                  as Trustee


                                  By: /s/ RUTH F. SOWERS
                                      -----------------------------------------
                                      Name:  Ruth F. Sowers
                                      Title: Authorized Signer